Exhibit 5.2

Reed Smith LLP 599 Lexington Avenue 22nd Floor New York, NY 10022 Phone: 212.521.5400 Fax 212.521.5450 reedsmith.com

July 31, 2026

Bleichroeder Acquisition France Merger Sub 2

23, rue de Choiseul

75002 Paris

France

Re:	Form F-4 Registration Statement

Ladies and Gentlemen:

We have acted as special United States counsel to Bleichroeder Acquisition France Merger Sub 2, a French joint stock company (société anonyme) (the “Company”), in connection with the Registration Statement on Form F-4 (File No. 333- 296239) (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, warrants to purchase up to 17,333,333 ordinary shares of the Company (the “New Pasqal Warrants”) issuable in connection with a business combination by and among Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (“Parent”), Pasqal Holding SAS, a société par actions simplifiée formed under the laws of the Republic of France (“Pasqal”) and the Company (the “Business Combination”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 28, 2026 (the “Original BCA”), as amended by Amendment No. 1 to the Agreement and Plan of Merger and Assignment and Assumption Agreement, dated as of May 26, 2026 (“Amendment No. 1”), as amended by Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 25, 2026 (“Amendment No. 2”), and as further amended by Amendment No. 3 to the Agreement and Plan of Merger, dated as of July 22, 2026 (“Amendment No. 3”, and collectively with the Original BCA, Amendment No. 1 and Amendment No. 2, the “Business Combination Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinion set forth below, we have reviewed originals or copies of the following: (a) the Registration Statement and the proxy statement/prospectus included therein (the “Prospectus”); (b) the Business Combination Agreement; (c) the Warrant Agreement, dated as of January 7, 2026 (the “Warrant Agreement”), by and between Parent and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”); and (d) the form of amendment to the Warrant Agreement to be entered into by the Company, the Warrant Agent and Computershare Inc. (the “Successor Warrant Agent”), pursuant to which the Company will assume the Warrant Agreement as successor in interest to Parent (the “Warrant Amendment”). We have also reviewed such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and of officers of the Company, and have made such other investigations, as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of all natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and of officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to enter into the Business Combination Agreement;

g.	the Company is validly existing under the laws of the Republic of France, and the Company has complied and will comply with all aspects of the laws of the Republic of France (and of any other jurisdiction of its organization) in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement, the Warrant Amendment and the New Pasqal Warrants;

h.	the Warrant Agreement and the Warrant Amendment have been duly authorized, executed and delivered by, and constitute the valid and binding obligations of, the Warrant Agent, enforceable against the Warrant Agent in accordance with their terms;

i.	neither the assumption of the Warrant Agreement by the Company, the execution and delivery by the Company of the Warrant Amendment and the New Pasqal Warrants, nor the performance by the Company of its obligations thereunder, including the issuance of the New Pasqal Warrants (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law (as defined below)), or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

j.	the New Pasqal Warrants will conform to the form of warrant included in or contemplated by the Warrant Agreement, as amended by the Warrant Amendment.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	When each whole warrant of the Parent is converted into New Pasqal Warrants at the Effective Time (as defined in the Registration Statement) in accordance with the terms of the Business Combination Agreement, the Warrant Agreement has been duly assumed by the Company pursuant to the Warrant Amendment in connection with the Business Combination, and the New Pasqal Warrants have been duly executed by the Company and duly countersigned by the Successor Warrant Agent in accordance with the terms of the Warrant Agreement and the Warrant Amendment, the New Pasqal Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions stated herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) public policy considerations which may limit the rights of parties to obtain certain remedies, (ii) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (iii) any provision waiving the right to object to venue in any court, (iv) any agreement to submit to the jurisdiction of any federal court, and (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

Our opinion is limited to the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP

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